EXHIBIT 99.3
Private – Confidential
Jose Eugenio Lopez Barrios
Pico de Turquino #13-302

14210 Delegacion Tlalpan
Mexico
22nd June, 2006
Change in Position
Dear Mr. Lopez Barrios,
We hereby confirm in writing that whilst on assignment from Dirsamex, S.A. de C.V. to Jafra Cosmetics International, Inc., Westlake, you will act as Chief Executive Officer as from 1st July, 2006.
Your salary as from then on is USD $696,000 gross per annum.
Your bonus opportunity remains at 60% of the paid salary.
All other provisions from your employment agreement remain unchanged.
We wish you all the best for your future task and hope for a further successful cooperation.

Yours sincerely, Dirsamex, S.A. de C.V.
By:

Jafra Worldwide Holdings (Lux) S.aR.L.
By:
Markus von Blomberg	Wolfgang Bahlmann